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                                                            EXHIBIT 99 (10) (b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated March 31, 2003 for Conseco Variable Annuity Account E, included in this Registration Statement on Form N-4 (No. 033-74092 and 811-08288) and the related Prospectus of Conseco Variable Annuity Account E dated May 1, 2003.

We also consent to the use of our report on Conseco Variable Insurance Company dated April 29, 2003 included in this Registration Statement. Such report expresses our opinion that Conseco Variable Insurance Company's statutory-basis financial statements present fairly, in all material respects, the financial position of Conseco Variable Insurance Company at December 31, 2002, and the results of its operations and cash flows for the year ended December 31, 2002 in conformity with statutory accounting practices prescribed or permitted by the Texas State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP


New York, New York
April 29, 2003